EXHIBIT 11.01

		    STATEMENT RE COMPUTATION OF
			PER SHARE EARNINGS




Earnings Before Extraordinary*             719.000   = .01
				       -----------
Weighted average shares                 59,114,000
				       -----------


Extraordinary item (less applicable
incomes taxes of $65,000)*                1,296,000  = .02
				       ------------
Weighted average shares                  59,114,000
				       ------------

Net Earnings*                             2,015,000  = .03
				       ------------
Weighted average shares                  59,114,000
				       ------------


*No dividends were declared or paid in fiscal 1996













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